UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

ATLAS TECHNOLOGY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-196583	47-1391708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8444 Reseda Blvd., Suite B, Northridge, California 91324
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code	818-272-5987

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to her letter of resignation dated September 30, 2016, Tiffany Aguayo resigned from all of her positions with the Atlas Technology International, Inc. (the "Company"); namely: Co-Chief Executive Officer; Chief Financial Officer; President and Director. Ms. Aguayo’s resignation is based solely on personal reasons and is not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices. The board of directors is now comprised of the two remaining members. A copy of Ms. Aguayo’s letter of resignation is attached hereto as Exhibit 99.1.

Concurrent with Ms. Aguayo’s resignation, the board of directors appointed Jing Zhou and Yi An Chen as Chief Finance Officer and Chief Technology Officer, respectively (collectively, the "Appointees").

There is no arrangement or understanding between the Appointees or any other person pursuant to which an Appointee was appointed to the positions described above. The Appointees do not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. At this time, the Company does not have any written employment agreement or other formal compensation agreements with the Appointees. Compensation arrangements are the subject of ongoing development and the Company will make appropriate additional disclosures as they are further developed and formalized.

Jing Zhou was graduated from Central South University in China. Ms. Zhou has over ten years’ financial work experiences in several companies, ranging from preparing and submitting taxation returns, ensuring compliance with tax regulations, liaison with tax authorities and related matters to compiling and submitting financial reports. As a finance manager, Ms. Zhou drafted the budget for companies and made proper taxation arrangement. Ms. Chou, as the CFO of Atlas, will be in charge of summary financial reports, manage the funds, including the investments of the company.

Yi An Chen acquired a master degree of science in civil engineering in Chung Hua University in Taiwan. Mr. Chen with more than 10 years experiences, got his first job as an engineer in the touch screens industry, assisting in the assessment of materials and process parameter, importing new devices, and writing SOP. Then, Mr. Chen worked as a QA director, managing the quality assurance including IOC, IPQC, OQC and customers’ complaints. After that, Mr. Chen was in charge of developing products and assessing materials and feasibility in R&D department as an assistant manager. As the CTO of Atlas, Mr. Chen will evaluate new projects, importing and supporting new technology, promoting PPAP of the early production, simplifying the process of tail production, and optimizing designs.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 – Letter of Resignation dated September 30, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Technology International, Inc.

Date: October 3, 2016	By:	/s/ Ming-Shu Tsai
Ming-Shu Tsai, CEO

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